UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2020

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NVUS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On February 13, 2020, Novus Therapeutics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and Biotechnology Value Trading Fund OS, L.P. (the “Exchanging Stockholders”), pursuant to which the Exchanging Stockholders exchanged (the “Exchange”) 3,796,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for 3,796 shares of newly designated Series X Convertible Preferred Stock (the “Series X Preferred Stock”). The Company agreed to reimburse the Exchanging Stockholders for their expenses in connection with the Exchange up to a total of $25,000.

On February 13, 2020, in connection with the Exchange, the Company filed a Certificate of Designation (the “CoD”) setting forth the preferences, rights and limitations of the Series X Preferred Stock with the Secretary of State of the State of Delaware. Each share of Series X Preferred Stock will be convertible into 10,000 shares of Common Stock at the option of the holder at any time; subject to certain limitations, including, that the holder will be prohibited from converting Series X Preferred Stock into Common Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own a number of shares of Common Stock above a conversion blocker, which is initially set at 9.99% of the total Common Stock then issued and outstanding immediately following the conversion of such shares of Series X Preferred Stock. In the event of the Company’s liquidation, dissolution or winding up, holders of Series X Preferred Stock will participate pari passu with any distribution of proceeds to holders of Common Stock. Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends actually paid on the Common Stock or other junior securities of the Company. Shares of Series X Preferred Stock will generally have no voting rights, except as required by law and except that the consent of a majority of the holders of the outstanding Series X Preferred Stock will be required to amend the terms of the Series X Preferred Stock.

The Series X Preferred Stock was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The Exchange will be completed on or about February 19, 2020. Following the Exchange, the Company will have 16,069,562 shares of Common Stock outstanding and 3,796 shares of Series X Preferred Stock outstanding, which are convertible into 3,796,000 shares of Common Stock.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by references to the full text of the Exchange Agreement, which is filed as an exhibit to this Report and is incorporated by reference herein. A summary of the rights, preferences and privileges of the Series X Preferred Stock described above does not purport to be complete and is qualified in its entirety by reference to the CoD, which is filed as an exhibit to this Report and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 3.02 of this Report regarding the Series X Preferred Stock is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Designations of Series X Convertible Preferred Stock

10.1	Exchange Agreement, dated February 13, 2020, by and among Novus Therapeutics, Inc. and the Stockholders named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: February 19, 2020	By:	/s/ Gregory J. Flesher
	Name:	Gregory J. Flesher
	Title:	Chief Executive Officer